Exhibit 10.3

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of August 5, 2025 (the “Effective Date”), by and among:

●	Antonino Turzi, residing in Switzerland;

●	Francis Bellido, residing in Switzerland;

(each a “Contributing Party” and together the “Contributing Parties”), and

●	RegenLab USA INC., a Delaware corporation, with its principal place of business at 95 Greene Street, Jersey City, NJ 07302, USA (hereinafter referred to as the “Receiving Company”).

Each Contributing Party and the Receiving Company are hereinafter each referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Contributing Parties are the sole holders of all issued and outstanding registered shares of each of (a) Regen Lab Holding SA (the “Swiss Company” or “RLH”), and (b) Regen Lab France SAS (the “French Company” or “RLF”), together the “Regen Lab Companies”), in each case with full voting and economics rights, as set forth in the shareholder registers of the Regen Lab Companies;

WHEREAS, the Contributing Parties desire to transfer all shares held in the Regen Lab Companies (such shares, the “Contributed Securities”) to the Receiving Company;

WHEREAS, the Receiving Company is intended to become the new parent holding company of the Regen Lab Companies, and the Parties have agreed that in exchange for the transfer of the Contributed Securities, the Receiving Company shall issue new ownership interests to the shareholders of the Contributing Parties in proportion to their current holdings, such that the Contributing Parties shall become wholly owned subsidiaries of the Receiving Company;

WHEREAS, the Parties intend that this transaction qualify (i) as a tax-neutral restructuring under Article 61, paragraph 1, letter c of the Swiss Federal Law on Direct Federal Taxation (LIFD), and (ii) as a non-recognition event under Section 351 of the U.S. Internal Revenue Code, with the Contributed Securities being transferred at nominal value and without the realization of any latent reserves or taxable gain;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I – EXCHANGE OF SECURITIES

1.1 Transfer of Contributed Securities.

On the Effective Date, the Contributing Parties shall transfer, assign, and deliver to the Receiving Company, and the Receiving Company shall accept, all of the Contributing Parties’ right, title, and interest in and to the Contributed Securities, free and clear of all liens, charges, and encumbrances.

1.2 Consideration.

In consideration for the transfer of the Contributed Securities, the Receiving Company shall issue to the shareholders of the Contributing Parties ownership interests in the Receiving Company, in the form of shares of common stock, par value $0.001 per share, in such amounts as set forth on Annex A hereto.

1.3 Value of the Exchange.

The exchange described herein shall be effected at the nominal value of the Contributed Securities, without any revaluation or recognition of latent reserves, and without any cash, debt, or other financial consideration. The exchange is intended to be tax-neutral under applicable Swiss and U.S. tax laws.

1.4 Effect of Exchange.

Immediately upon completion of the exchange:

●	The Receiving Company shall become the sole and lawful owner of the Contributed Securities and, consequently, of the Regen Lab Companies;

●	The Contributing Parties shall become the direct equity holders of the Receiving Company;

●	Each Regen Lab Company shall be a wholly owned subsidiary of the Receiving Company.

ARTICLE II – MUTUAL REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Parties, as of the Effective Date, as follows:

2.1 Organization and Authority.

It has full power and authority to enter into this Agreement and to perform its obligations hereunder.

2.2 Authorization.

The execution, delivery, and performance of this Agreement have been duly authorized by all necessary actions. This Agreement constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms.

2.3 No Conflict.

The execution and performance of this Agreement do not and will not conflict with or result in a breach of any provision of its organizational documents, or any agreement, contract, judgment, or law applicable to such Party.

2.4 Ownership and Transfer of Securities.

Each Contributing Party represents and warrants that it has full legal and beneficial title to the Contributed Securities, free and clear of any pledge, lien, charge, or encumbrance. Upon completion of the exchange, valid title to the Contributed Securities shall be vested in the Receiving Company.

2.5 Valid Issuance of Equity Interests.

The Receiving Company represents and warrants that the equity interests to be issued in exchange for the Contributed Securities will be duly authorized, validly issued, and free of any preemptive rights, restrictions, or encumbrances, except as provided in its governing documents or as required by applicable law.

ARTICLE III – TAX AND ACCOUNTING TREATMENT

3.1 Tax Neutrality.

The Parties acknowledge and agree that the transfer of the Contributed Securities and the issuance of equity interests pursuant to this Agreement are intended to constitute:

(a)	a tax-neutral restructuring under Article 61, paragraph 1, letter c of the Swiss Federal Law on Direct Federal Taxation (LIFD); and

(b)	a non-recognition event under Section 351 of the U.S. Internal Revenue Code.

3.2 No Realization of Latent Reserves.

The Parties confirm that the exchange is made at the nominal book value of the Contributed Securities, without any revaluation, and that no gain, latent reserve, or taxable surplus shall be realized or recognized by any Party in connection with the transaction.

3.3 Accounting.

For accounting purposes, the transaction shall be recorded by the Receiving Company as a contribution of shares received in exchange for the issuance of equity interests, at the book value of the Contributed Securities, in accordance with applicable accounting standards.

ARTICLE IV – CLOSING AND DELIVERABLES

4.1 Closing.

The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on the Effective Date, or on such other date as the Parties may agree in writing, by electronic exchange of signed documents or such other method as the Parties may agree.

4.2 Actions at Closing.

At the Closing, the Parties shall take or cause to be taken the following actions:

(a)	Each Contributing Party shall deliver to the Receiving Company:

●	A copy of the applicable resolutions of directors and/or shareholders of the Regen Lab Companies approving the transaction and authorizing execution of this Agreement;

●	An updated extract from the shareholder and participation registers of each Regen Lab Company reflecting the transfer to the Receiving Company, if applicable.

(b)	The Receiving Company shall:

●	Issue and record the shares of common stock in the Receiving Company to the Contributing Parties, in accordance with the allocations set forth in Annex A;

●	Deliver evidence of such issuance (e.g., certificates, register update, or confirmation of entry in the stock ledger);

●	Provide a copy of the resolutions of its managers or board approving the acceptance of the Contributed Securities and the issuance of equity interests in exchange.

4.3 Effect of Closing.

Upon completion of the Closing:

●	The Receiving Company shall be the sole and lawful owner of all Contributed Securities;

●	Each Regen Lab Company shall become a wholly owned subsidiary of the Receiving Company; and

●	The Contributing Parties shall become the direct equity holders of the Receiving Company.

ARTICLE V – MISCELLANEOUS

5.1 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the Parties hereto with respect to the subject matter hereof.

5.2 Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with, and shall be governed by, the laws of the State of Delaware, without reference to, and regardless of, any applicable choice or conflicts of law principles.

5.3 Counterparts and Signatures. This Agreement may be executed in any number of counterparts and by the several Parties hereto in separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. Signatures by facsimile or electronic means shall be valid and enforceable.

5.4 Further Assurances. Each of the Parties hereto shall from time to time at the request of any other Party hereto, and without further consideration, execute and deliver to such other Party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as such other Party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

5.5 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

5.6 Amendment and Termination. This Agreement may be amended or terminated only upon a writing executed by the Contributing Parties and the Receiving Company.

5.7 Successors and Assigns. Subject to the provisions of this Agreement relating to the transferability of equity interests, this Agreement shall be binding upon and inure to the benefit of the Contributing Parties and the Receiving Company, and their respective successors and assigns. Whenever appropriate in this Agreement, references to any Party shall be deemed to refer also to such Party’s successors or assigns.

5.8 Dispute Resolution. All disputes concerning this Agreement shall be subject to the exclusive jurisdiction of the competent courts at the registered seat of the Contributing Party, to which the Parties irrevocably submit.

5.9 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, benefits, or remedies of any nature whatsoever.

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the Effective Date.

For
Contributing Parties:		RegenLab USA, INC.
(Swiss Shareholders transferring shares)		(Receiving Company)

/s/ Antonino Turzi		/s/ Antonino Turzi
Name:	Antonino Turzi	Name:	Antonino Turzi
Date:		Title:	President
Date:

Name:
Date:

Annex A – Share Allocation Table

Name	Type of Security Contributed	Nominal Value Contributed (CHF)	Number of shares of common stock of RegenLab USA INC issued to Contributing Parties	% Ownership in RegenLab USA INC.
Antonino Turzi	RLH : Registered shares (50,000,000) RLF : 5,139,002 shares (99.4%)	RLH : 500,000 RLF : 5,123,070	5,658,854	99.40%
Francis Bellido	Registered shares (300,000) RLF : 30,998 shares (0.6%)	RLH : 3,000 RLF : 30,930	34,146	0.60%
	Total :	CHF 5,693,000	5,693,000	100%

Contributed Securities and Nominal Value (in CHF)

Contributing Party	Entity	Type of Securities	Original Nominal Value	Currency	FX Rate	Value in CHF
Antonino Turzi	Regen Lab Holding SA (RLH)	50,000,000 registered shares	500,000	CHF	1.000	500,000
	Regen Lab France SAS (RLF)	5,139,002 shares (indirect via RLH, 99.4%)	5,170,000 × 99.4% = 5,139,002	EUR	0.997	5,123,070
	Total					5,623,070
Francis Bellido	Regen Lab Holding SA (RLH)	300,000 registered shares	3,000	CHF	1.000	3,000
	Regen Lab France SAS (RLF)	30,998 shares (indirect via RLH, 0.6%)	5,170,000 × 0.6% = 30,998	EUR	0.997	30,930
	Total					334,930

Notes:

●	Exchange rates as of August 5, 2025:

○	EUR/CHF = 0.997

○	AED/CHF = 0.240

●	RLF is a 100% subsidiary of RLH. Allocation is done pro rata based on each party’s shareholding in RLH (Turzi: 99.4%, Bellido: 0.6%).

●	Participation certificates are excluded from this exchange.

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Share Allocation in RegenLab USA INC (Based on FX Conversion)

Contributing Party	CHF Contribution	Exchange Rate (CHF/USD)	USD Equivalent	Shares Issued @ $0.1	% Ownership
Antonino Turzi	5,623,070	1.13	6,354,069.01	63,540,690	99.40%
Francis Bellido	334,930	1.13	38,340.90	383,409	0.60%
Total	5,657,000	-	6,392,409.91	63,924,099	100.00%

Notes:

1.	Exchange Rate Applied: Conversion from CHF to USD is based on the rate of 1 CHF = 1.13 USD, as of August 5, 2025.

2.	Valuation Basis: The number of shares issued by RegenLab USA INC is calculated by dividing the USD-equivalent value of the contributed securities by the value of $0.1 per share.

3.	Par Value Compliance: All shares issued represent common stock of RegenLab USA INC, par value $0.001 per share, in accordance with Section 1.2 of the Share Exchange Agreement.

4.	Proportional Allocation: Share issuance is proportional to the economic value of contributions made by each party, converted to USD, ensuring that the resulting equity reflects each party’s financial contribution.

5.	Rounding: Share quantities and percentages are rounded to the nearest whole number or two decimal places as appropriate.

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